Exhibit 99.1

MAWSON INFRASTRUCTURE GROUP INC.
ANNOUNCES RECORD MAY 2022 BITCOIN SELF- MINING, HOSTING CO-LOCATION AND OPERATIONAL UPDATE

Posted on June 16, 2022

Mawson Infrastructure Group Inc. is pleased to announce record May 2022 Bitcoin self- mining, hosting co-location and operational update.

Mawson produced a record 185 Self-Mined Bitcoin in May 2022, +362% vs May 2021, and +8% month on month

Mawson Self-Mining and Hosting Co-location operating at a record approximately 3.10 Exahash as at end May, expected to rise to approximately 3.35 Exahash by end June 2022, +8% month on month

Mawson now has approximately 40,000 ASIC Bitcoin Miners deployed at its facilities across its Self-Mining and Hosting Co-location businesses, +11% month on month

Self-Mining expected to be operating at approximately 2.00 Exahash end of June, producing approximately 8.5 Bitcoin per day(1)

815 Self-Mined Bitcoin produced in FY 2022 to end of May

Atlanta, Georgia, USA — June 16th, 2022 — Mawson Infrastructure Group Inc. (NASDAQ:MIGI) (“Mawson”), a digital infrastructure provider, announces unaudited Bitcoin production and operational update for May 2022.

Mawson Self-Mining and Hosting Co-location operating at approximately 3.10 Exahash as at end of May, expected to rise to approximately 3.35 Exahash by end of June 2022.

© 2021 Mawson Infrastructure Group Inc

Bitcoin Self-Mining Update:

In May Mawson produced a record 185 Bitcoin, +362% vs May 2021, and +8% month on month May average hash rate at approximately 1.42 Exahash, +547% vs May 2021, +11% month on month

May end of month hash rate at approximately 1.50 Exahash, +581% vs May 2021 June end of month hash rate expected to be approximately 2.00 Exahash, producing approximately 8.5 Bitcoin per day(2).

Hosting Co-location Update:

Mawson Hosting Co-location at 56 megawatts online end of May (+100% vs April 2022), expected to rise to approximately 60 megawatts online by end of June (+7% vs May 2022), as Mawson’s hosting customers continue to be deployed, providing an additional revenue stream for the company over and above Mawson’s Bitcoin Self-Mining operations

1, 2 Bitcoin produced per day is based on network difficulty as at May 15th, 2022. Assumes all equipment deployed and 100% online, plus the construction of all contracted sites on time, actual results are likely to vary in a negative manner. Construction delays are common, and it is rare for all equipment to be deployed and 100% online, however accurate historical downtime averages are difficult to calculate and also may not provide an accurate picture due to differences moving forward. Investors should consider all risk factors related to uptime when considering these figures, which are a best-case scenario. Please see Coinwarz Bitcoin Mining Calculator at https://www.coinwarz.com/mining/bitcoin/calculator. The above information is for general information purposes only, should not be considered forward looking statements and Mawson takes no responsibility for the accuracy of third-party information, including websites. Online calculator excludes overheads and fees (except pool fees). 2

Operational Update:

In May Mawson continued to build out and expand its existing and new facilities. ASIC Bitcoin miners continued to be delivered, with the final batch of Canaan A1246 miners received during the month, which will be deployed across the company’s operations in the coming months. Monthly Bitcoin production was up +8% vs April 2022, and up +362% vs May 2021. Mawson now has over 40,000 ASIC Bitcoin Miners deployed at its facilities across its Self-Mining and Hosting Co-location businesses, up from 36,000 in April 2022.

Midland, Pennsylvania facility:

25 Modular Data Centers (MDCs) and 50 megawatts deployed. This deployment was achieved in a record 6 weeks.

© 2021 Mawson Infrastructure Group Inc

Sandersville, Georgia facility:

38 Modular Data Centers (MDCs) deployed, site now fully operational at approximately 80 megawatts. Stage 3 expansion approved to 230 megawatts (capable of accommodating up to 7.5 Exahash) with development planning for expansion commencing in June 2022.

New South Wales, Australia facility:

4 Modular Data Centers (MDCs) deployed, with 0.20 Exahash online. The facility is expected to be fully operational with approximately 0.40 EH online by June 2022.

Texas facility:

Site planning underway with 120 megawatts expected to be available in Q4, 2022.

Expected Self-Mining Hash Rate Growth:

Mawson expects Bitcoin Self-Mining to be at 4.00 EH by Q3, 2022, and target of 5.50 EH online by early Q1 2023 reiterated.

© 2021 Mawson Infrastructure Group Inc

View of Midland, Pennsylvania facility development (May 2022)

© 2021 Mawson Infrastructure Group Inc

View of Midland, Pennsylvania facility development (May 2022)

James Manning, CEO and Founder of Mawson, said, “May was another solid month of operational growth, with the Mawson team having now rapidly deployed more than 56 megawatts over the last 3 months. We have now received our final shipment of ASIC Bitcoin Miners for our Self-Mining business, meaning we have the flexibility to assess the spot market for future orders when appropriate.”

About Mawson Infrastructure

Mawson Infrastructure Group (NASDAQ: MIGI) is a digital infrastructure provider, with multiple operations throughout the USA and Australia. Mawson’s vertically integrated model is based on a long-term strategy to promote the global transition to the new digital economy. Mawson matches sustainable energy infrastructure with next-generation Mobile Data Center (MDC) solutions, enabling low-cost Bitcoin production and on-demand deployment of infrastructure assets. With a strong focus on shareholder returns and an aligned board and management, Mawson Infrastructure Group is emerging as a global leader in ESG focused Bitcoin mining and digital infrastructure.

© 2021 Mawson Infrastructure Group Inc

For more information, visit: www.mawsoninc.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Mawson cautions that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Mawson’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility that Mawson’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of cryptocurrencies and further or new regulation of digital assets. More detailed information about the risks and uncertainties affecting Mawson is contained under the heading “Risk Factors” included in Mawson’s Annual Report on Form 10-K filed with the SEC on March 21, 2022, and Mawson’s Quarterly Report on Form 10-Q filed with the SEC on May 16, 2022, and in other filings Mawson has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Mawson undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

Investor Contact:

USA

Brett Mass
646-536-7331
brett@haydenir.com
www.haydenir.com

AUSTRALIA

Heath Donald

+ 61 419 426 342

heath@mawsoninc.com

© 2021 Mawson Infrastructure Group Inc